                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        December 29, 1995
                                                 ------------------------------



                        NOONEY INCOME FUND LTD. II, L.P.
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             (Exact Name of Registrant as specified in its charter)



         Missouri                   0-14360                   43-1357693
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     (State or other         (Commission File No.)          (IRS Employer
     jurisdiction of                                           File No.)
    of incorporation)



     7701 Forsyth Boulevard, St. Louis, Missouri                63105
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      (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code         (314) 863-7700
                                                   ----------------------------



                                 Not Applicable
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         (Former  name or former address, if changed since last report)



                                Page 1 of 2 Pages







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ITEM 2: ACQUISITION OF ASSETS
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Pursuant to the Purchase and Sale Agreement dated October 18,1994 between
Nooney Income Fund Ltd. II, L.P. (the "Registrant") and St. Louis Investment Properties, Inc. ("SLIP"), a subsidiary of The Boatmen's National Bank of St. Louis, the Registrant acquired SLIP's ownership interests in three commercial properties. The transaction was closed on December 29, 1995. The acquired interests are 50% of Countryside Executive Center, a single story office building located in Palatine, Illinois; 55% of NorthCreek Office Park, a three building office complex located in Cincinnati, Ohio; and 55% in Wards Corner Business Center, a two building office/warehouse/showroom facility located in Loveland, Ohio.

The Registrant received authority to complete the transaction through the solicitation of the limited partners. Approximately fifty-eight percent (58%), or 11,233 limited partnership units, positively consented to the transaction.

The purchase price of the ownership interests in the properties was $7,190,000, all of which was obtained by the Registrant pursuant to a secured loan from The Boatmen's National Bank of St. Louis. The purchase price was based on independent property appraisals completed in conjunction with the transaction.

The Registrant intends to continue operating the acquired ownership interests in the same manner in which SLIP has been engaged.


ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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Because it is impracticable to provide the requisite financial statements at the time of this filing, they will be filed under cover of Form 8-K/A as soon as they are available.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   NOONEY INCOME FUND LTD. II, L.P.

Date: January 9, 1996              /S/ GREGORY J. NOONEY, JR.
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                                              Gregory J. Nooney, Jr.
                                                  General Partner